UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement Definitive Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

JETBLUE AIRWAYS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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JETBLUE AIRWAYS CORPORATION
118-29 Queens Boulevard
Forest Hills, New York 11375

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 18, 2006

To Our Stockholders:

The Annual Meeting of Stockholders of JetBlue Airways Corporation (the ‘‘Company’’ or ‘‘JetBlue’’) will be held at the Company’s corporate headquarters located at 118-29 Queens Boulevard, Forest Hills, New York, on Thursday, May 18, 2006, beginning at 10:00 a.m., EDT, for the following purposes:

(1) to elect four directors;

(2) to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3) to transact such other business, if any, as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Friday, March 31, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the annual meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. Either an admission ticket or proof of ownership of JetBlue stock, as well as a form of government-issued photo identification, such as a driver’s license or passport, must be presented in order to be admitted to the annual meeting. If you are a stockholder of record, your admission ticket is attached to your proxy card. Stockholders holding stock in brokerage accounts (‘‘street name’’ holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

By Order of the Board of Directors,
Thomas E. Kelly Executive Vice President and Secretary

April 21, 2006
Forest Hills, New York

IMPORTANT

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented. Please vote your shares now either by completing and returning the enclosed proxy card by mail, or by following the instructions on your proxy card to vote using the Internet or the designated toll-free telephone number.

JETBLUE AIRWAYS CORPORATION
118-29 Queens Boulevard
Forest Hills, New York 11375

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of JetBlue Airways Corporation (the ‘‘Company’’ or ‘‘JetBlue’’) for use at the Annual Meeting of Stockholders to be held on Thursday, May 18, 2006, beginning at 10:00 a.m., EDT, at the Company’s corporate headquarters located at 118-29 Queens Boulevard, Forest Hills, New York, 11375, and at any postponements or adjournments thereof. This proxy statement and the enclosed proxy card are being furnished to stockholders on or about April 21, 2006.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm. In addition, management will review the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the annual meeting?

All stockholders of record at the close of business on March 31, 2006, the record date for the annual meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. ‘‘Additional Information’’ at the end of this proxy statement contains a description of restrictions on voting by stockholders who are not ‘‘United States citizens’’, as defined by applicable laws and regulations.

What are the voting rights of the holders of JetBlue common stock?

Each outstanding share of JetBlue common stock will be entitled to one vote on each matter considered at the annual meeting. ‘‘Additional Information’’ at the end of this proxy statement contains a description of certain restrictions on voting.

Who can attend the annual meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting, and each may be accompanied by one guest.

An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it with you to the annual meeting.

Registration will begin at 9:00 a.m., EDT. Admission to the annual meeting will be on a first-come, first-served basis. If you attend, please note that you may be asked to present government-issued picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in ‘‘street name’’ (that is, through a broker or other nominee) and plan to attend the annual meeting, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date as well as government-issued picture identification and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting us to conduct the business of the meeting. As of the March 31, 2006 record date, 173,708,212 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 86,854,107 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the annual meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it in the envelope provided, it will be voted as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. ‘‘Street name’’ stockholders who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

Yes. You may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. Telephonic and electronic votes are counted immediately and there is no need to send in your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., EDT, on May 17, 2006.

YOU CAN SAVE THE COMPANY MONEY IF YOU USE THE VOTE BY TELEPHONE OR INTERNET OPTIONS.

May I revoke a proxy?

Yes. You may revoke a proxy at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation, or by submitting a later-dated proxy by mail, telephone or electronically through the Internet. You may also revoke your proxy by attending the annual meeting and voting in person. The powers of the proxy holders with respect to your shares will be suspended if you attend the annual meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) plan shares?

If you are a stockholder through participation in the JetBlue 401(k) Retirement Plan, the proxy also serves as voting instructions to the plan trustees. The plan trustees will cause allocated shares held under the plan, for which the trustees have not received direction, to be present at the meeting for purposes of determining a quorum but not voted in respect of any matter to come before the annual meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, or by telephone or electronically as noted above, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of the applicable item in this proxy statement. The Board recommends a vote:

•	for election of the nominated slate of directors (see Item 1); and

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006 (see Item 2).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes may be cast in favor or withheld. Votes that are withheld with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although they will be counted for purposes of determining whether there is a quorum present at the annual meeting.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ‘‘ABSTAIN’’ with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the annual meeting. Accordingly, an abstention will have the effect of a negative vote.

Broker Non-Votes. If you hold your shares in ‘‘street name’’ through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to a particular matter to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval. However, if the broker or nominee does not receive voting instructions from you, your broker or nominee will be permitted to vote your shares for the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm. To the extent there are shares represented by such ‘‘broker non-votes,’’ they will be counted in determining whether there is a quorum present at the annual meeting.

Will the annual meeting be webcast?

Yes. Our annual meeting will be broadcast live on the Internet. To listen to the audio broadcast, log on to http://investor.jetblue.com at 10:00 a.m., EDT, on May 18, 2006. The audio broadcast will be archived on that website for at least 120 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have one class of voting securities outstanding which is entitled to one vote per share, subject to the limitations on voting by non-U.S. citizens described below under ‘‘Additional Information’’. The following tables set forth certain information regarding the beneficial ownership of common stock by our directors, each executive officer named in the Summary Compensation Table under ‘‘Executive Compensation’’ below, our directors and executive officers as a group, and each person known to us to be a beneficial owner of more than 5% of our outstanding common stock. All share and option amounts and share prices and option exercise prices contained in this proxy statement have been adjusted for our December 2002, November 2003 and December 2005 three-for-two stock splits. Except as otherwise indicated below, all information in the following table is as of March 15, 2006. As of March 15, 2006, there were 173,605,817 shares of our common stock outstanding. Except as otherwise indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed below is c/o JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375.

5% Stockholders Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
FMR Corp.(1)	25,408,450	14.6%
Quantum Industrial Partners LDC(2)	16,719,082	9.6%
Capital Research and Management Company(3)	13,828,500	8.0%

Executive Officers and Directors Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
David Neeleman(4)	10,783,281	6.2%
David Barger(5)	955,204	*
John Owen(6)	558,318	*
Alfred Spain(7)	38,249	*
Thomas Anderson(8)	56,082	*
Tim Claydon(9)	52,046	*
David Checketts(10)	375,600	*
Kim Clark(11)	96,000	*
Joy Covey(12)	217,350	*
Angela Gittens(13)	54,000	*
Michael Lazarus(14)	232,373	*
Neal Moszkowski(15)	94,500	*
Joel Peterson(16)	749,187	*
Ann Rhoades(17)	277,555	*
Frank Sica(18)	88,752	*
All executive officers and directors as a group (19 persons)(19)	15,391,711	8.9%

*	Represents ownership of less than one percent.

(1)	The information reported is based on a Schedule 13G dated February 14, 2006, filed with the Securities and Exchange Commission (the ‘‘SEC’’), in which FMR Corp. and certain of its affiliates reported that at December 31, 2005, FMR Corp., a parent holding company, and Edward C. Johnson, III, the chairman of FMR Corp., had sole dispositive power over all 25,408,450 shares, sole voting power over 159,848 of such shares and shared voting power over none of such shares. The principal business address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(2)	Quantum Industrial Partners LDC (‘‘QIP’’) may be deemed to have sole voting and dispositive power over all such shares. The principal business address of QIP is Kaya Flamboyan 9, Willemsted, Curacao, Netherlands Antilles. QIH Management Investor, L.P., an investment advisory firm organized as a Delaware limited partnership (‘‘QIHMI’’), is a minority shareholder of, and is vested with investment discretion with respect to the portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company (‘‘QIH Management’’). Soros Fund Management LLC, a Delaware limited liability company (‘‘SFM’’), is the sole managing member of QIH Management. George Soros is the Chairman of SFM and, in such capacity, may be deemed to have voting and dispositive power over securities held for the account of QIP. Mr. Soros may be deemed the beneficial owner of a total of 25,064,568 shares. This number includes (a) 16,705,582 shares held for the account of QIP and 13,500 shares issuable upon exercise of options which are subject to our right of repurchase, which right lapses on May 18, 2006, and are held for the benefit of QIP, (b) 2,658,724 shares held for the account of SFM Domestic Investments LLC, a Delaware limited liability company (‘‘SFMD’’), of which Mr. Soros is the sole managing member, and (c) 5,686,762 shares held for the account of Open Society Institute, a New York trust (‘‘OSI’’), of which Mr. Soros is a trustee.

(3)	The information reported is based on a Schedule 13G dated February 10, 2006, filed with the SEC, in which Capital Research and Management Company (‘‘CRMC’’) reported that at December 30, 2005, CRMC had sole voting power over 7,612,500 of such shares, shared voting power over none of such shares and sole dispositive power over all such shares. The principal business address of CRMC is 333 South Hope Street, Los Angeles, CA 90071.

(4)	Includes 10,783,281 shares held by Neeleman Holdings, L.C. Mr. Neeleman, our Chief Executive Officer and Chairman of our Board of Directors, is the managing member of Neeleman Holdings, L.C. and has sole voting and dispositive power over all such shares.

(5)	Includes options to purchase 392,457 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 3,342 of which are subject to our right of repurchase, which right lapses on February 8, 2007. Mr. Barger, our President and Chief Operating Officer, is a member of our Board of Directors.

(6)	Includes (a) 214,425 shares held by the John D. Owen and Laura C. Owen Community Property Trust, and (b) options to purchase 338,457 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 3,342 of which are subject to our right of repurchase, which right lapses on February 8, 2007. Mr. Owen and his wife are the trustees of the John D. Owen and Laura C. Owen Community Property Trust and have sole voting and dispositive power over all such shares.

(7)	Includes options to purchase 28,070 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 1,114 of which are subject to our right of repurchase, which right lapses on February 8, 2007. Mr. Spain has announced his retirement from the Company, effective on May 22, 2006.

(8)	Includes options to purchase 37,445 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 1,114 of which are subject to our right of repurchase, which right lapses on February 8, 2007.

(9)	Includes options to purchase 46,091 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 1,114 of which are subject to our right of repurchase, which right lapses on February 8, 2007.

(10)	Includes options to purchase 81,000 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 18, 2006.

(11)	Includes (a) 1,500 shares held by the Clark Family Trust, the beneficiaries of which are Dr. Clark’s children, and (b) options to purchase 94,500 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 18, 2006.

(12)	Includes options to purchase 139,500 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 41,625 of which are subject to our right of repurchase, which right lapses with respect to 13,500 shares on May 18, 2006. Due to Ms. Covey’s recent decision not to stand for re-election to our Board of Directors at the annual meeting, as described below under ‘‘Item 1—Election of Directors,’’ her remaining 28,125 unvested options will be cancelled as of the close of business on May 18, 2006.

(13)	Includes options to purchase 54,000 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, all of which are subject to our right of repurchase, which right lapses in equal installments over the next four years.

(14)	Includes (a) 100,218 shares held by the Michael P. Lazarus and Laura F. Kline Revocable Trust, (b) 3,546 shares held in trusts for the benefit of Mr. Lazarus’s minor children, as to which Mr. Lazarus disclaims beneficial ownership, and (c) options to purchase 94,500 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 18, 2006.

(15)	Includes options to purchase 94,500 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 18, 2006, and are held for the benefit of QIP. Excludes all securities held by QIP, SFMD and OSI. Mr. Moszkowski, a member of our Board of Directors, previously served as a managing director and co-head of the private equity division of SFM. Mr. Moszkowski disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by QIP, SFMD and OSI, each of which may be deemed to be an affiliate of SFM.

(16)	Includes (a) 14,823 shares held by Peterson Capital I, LLC and (b) options to purchase 94,500 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 18, 2006. Mr. Peterson is a managing member of Peterson Capital I, LLC. Mr. Peterson disclaims beneficial ownership of the shares held by Peterson Capital I, LLC, except to the extent of his pecuniary interest therein.

(17)	Includes (a) options to purchase 206,775 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan, 13,500 of which are subject to our right of repurchase, which right lapses on May 18, 2006, and (b) 90 shares held by a trust, of which Ms. Rhoades’s husband is trustee with power to vote and dispose of the shares held in such trust, as to which Ms. Rhoades disclaims beneficial ownership.

(18)	Includes (a) 7,752 shares held by Mr. Sica’s three children, two adults and one minor, and (b) options to purchase 81,000 shares, which options are immediately exercisable pursuant to our 2002 Stock Incentive Plan. Excludes all securities held by QIP, SFMD and OSI. Mr. Sica, a member of our Board of Directors, is a senior advisor of SFM. Mr. Sica disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by QIP, SFMD and OSI, each of which may be deemed to be an affiliate of SFM.

(19)	See footnotes (4) through (18) above. Includes options to purchase an aggregate of 2,249,259 shares exercisable within 60 days of March 15, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and the rules promulgated thereunder require our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish to us copies of all such filings. We believe, based solely upon a review of (i) those reports and amendments thereto furnished to us during and with respect to our fiscal year ended December 31, 2005, and (ii) written representations from reporting persons, that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2005, with the exception of Tim Claydon and Tom Anderson, each of whom was inadvertently late in filing a Form 4 reporting his exercise of options.

ITEM 1. ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 11 directors. Under our Amended and Restated Certificate of Incorporation, the Board of Directors or ‘‘Board’’ is divided into three classes, as nearly equal in number as possible. Ms. Joy Covey, a director of the Company since February 2003, notified the Company on March 20, 2006 that, due to personal reasons, she will not stand for re-election to the Board of Directors at the annual meeting and, therefore, her term will end at the annual meeting. The Company deeply appreciates Ms. Covey’s exemplary service and contributions to the Board.

At each annual meeting of stockholders, directors constituting one class are elected for a three-year term (or for such lesser term as may be specified in the proxy statement furnished in connection therewith). The Board of Directors has nominated Dr. Kim Clark, Angela Gittens, Joel Peterson and Ann Rhoades, each of whom is currently a director, for re-election to the Board of Directors as Class I directors. If elected, each of the nominees will serve until the annual meeting of stockholders to be held in 2009, or until such time as their respective successors have been duly elected and qualified. The remaining directors will continue to serve as set forth below.

The Board believes that each of the nominees will be available and able to serve as a director. If a nominee is unable to serve, the shares of common stock represented by all valid proxies will be voted at the annual meeting for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

Certain information concerning the nominees and those directors whose terms of office will continue following the annual meeting is set forth below.

Our Board of Directors recommends that stockholders vote FOR the election of each of the nominees.

Nominees Standing for Election for Terms Expiring in 2009

Dr. Kim Clark, age 57, has been a member of our Board of Directors since April 2002. Dr. Clark has been the President of Brigham Young University—Idaho since August 2005. He served as Dean of the Faculty at Harvard Business School from 1995 to July 2005, member of the Harvard faculty from 1978 to July 2005 and George F. Baker Professor of Administration at Harvard from 1999 to July 2005. Dr. Clark currently serves as a director of Black and Decker Corporation.

Angela Gittens, age 59, has been a member of our Board of Directors since September 30, 2005. Since May 2005, Ms. Gittens has served as Vice President of Airport Business Services at HNTB Corporation, a multidisciplinary firm known for its work in transportation, bridges, aviation, architecture, urban design and planning, environmental engineering, water and construction services. From March 2001 to December 2004, she served as director of the Miami-Dade County Aviation Department where she was responsible for the operations of Miami International Airport, three general aviation airports and two training airports. From 1998 to 2001, she served as Vice President of TBI Airport Management, Inc., responsible for management contracts at six airports in North America. Her prior airport leadership positions include general manager of Hartsfield-Jackson Atlanta International Airport from 1993 to 1998 and deputy director for business and finance at San Francisco International Airport from 1983 to 1993. Ms. Gittens currently serves on the Federal Aviation Administration’s Management Advisory Committee and the Executive Committee of the National Academy of Science’s Transportation Research Board.

Joel Peterson, age 59, has been a member of our Board of Directors since June 1999. Mr. Peterson is the founding partner of Peterson Partners, Inc., a private equity capital firm that he founded in 1995. From 1973 to 1991, Mr. Peterson served in several positions at Trammell Crow Company, a commercial real estate service company, including Chief Executive Officer from 1988 to 1991 and Chief Financial Officer from 1977 to 1985. Mr. Peterson currently serves as a director of Franklin Covey Co., an international learning and performing solutions company, and has taught at the Stanford Graduate School of Business since 1992.

Ann Rhoades, age 61, has been a member of our Board of Directors since September 2001. Ms. Rhoades is the President of PeopleInk, Inc., a human resources consulting firm. From April 1999 through April 2002, Ms. Rhoades served as our Executive Vice President, People. From January 1995 to March 1999, Ms. Rhoades was the Executive Vice President, Team Services for Promus Hotel/DoubleTree Hotels Corporation. From June 1989 to January 1995, Ms. Rhoades was the Vice President, People for Southwest Airlines. Ms. Rhoades currently serves as a director of P.F. Chang’s, a restaurant chain, and Restoration Hardware, Inc., a specialty retailer.

Directors Whose Terms Expire in 2008

Michael Lazarus, age 50, has been a member of our Board of Directors since December 1998. Mr. Lazarus served as the Chairman of our Board of Directors from December 1998 until May 2003. Mr. Lazarus co-founded Weston Presidio, a private equity firm, and has served as a managing member of Weston Presidio since July 1991. From 1986 to 1991, Mr. Lazarus was a managing director of, and director of the Private Placement Department of, Montgomery Securities.

David Neeleman, age 46, is our Chief Executive Officer and the Chairman of the Board. He has served as our Chief Executive Officer and as a board member since August 1998. He has been our Chairman of the Board since May 2003. Mr. Neeleman was a co-founder of WestJet and from 1996 to 1999 served as a member of WestJet’s board of directors. From October 1995 to October 1998, Mr. Neeleman served as the Chief Executive Officer and a member of the board of directors of Open Skies, a company that developed and implemented airline reservation systems and was acquired by the Hewlett Packard Company. From 1988 to 1994, Mr. Neeleman served as President and was a member of the board of directors of Morris Air Corporation, a low-fare airline that was acquired by Southwest Airlines. For a brief period, in connection with the acquisition, he served on the Executive Planning Committee at Southwest Airlines. From 1984 to 1988, Mr. Neeleman was an Executive Vice President of Morris Air.

Frank Sica, age 55, has been a member of our Board of Directors since December 1998. Mr. Sica is President of Menemsha Capital Partners, Ltd., an investment firm, a position he has held since May 2005. Since 2003, Mr. Sica has also served as a Senior Advisor for Soros Funds Management LLC, an international investment firm. From 2000 to 2003, Mr. Sica was a Managing Director of Soros Private Funds Management LLC, then the management company for the private equity and real estate activities of Soros. From 1998 to 2000, Mr. Sica was a Managing Partner of SFM. From August 1981 to March 1998, Mr. Sica worked for Morgan Stanley Dean Witter Discover & Co. where he served in his last position as a Managing Director and co-head of the Merchant Banking Division. Mr. Sica currently serves as a director of CSG Systems International, Inc., a global provider of customer care and billing solutions, Emmis Communications Corp., a diversified media company, Kohl’s Corporation, a family oriented specialty department store chain, and NorthStar Realty Finance Corporation, a commercial real estate finance company.

Directors Whose Terms Expire in 2007

David Barger, age 48, is our President and Chief Operating Officer and has served in this capacity since August 1998. He is also a member of our Board of Directors. From 1992 to 1998, Mr. Barger served in various management positions with Continental Airlines, including Vice President, Newark hub. He held various director level positions at Continental Airlines from 1988 to 1995. From 1982 to 1988, Mr. Barger served in various positions with New York Air, a wholly owned subsidiary of the Texas Air Group.

David Checketts, age 50, has been a member of our Board of Directors since January 2000. Since 2001, Mr. Checketts has been an independent investor and Chairman of New York based Sports Capital Partners, an investment firm that focuses on sports, media and entertainment assets. From 1994 to 2001, Mr. Checketts was President and Chief Executive Officer of Madison Square Garden. From March 1991 to September 1994, Mr. Checketts was the President of the New York Knicks professional basketball team. From September 1990 to March 1991, he was Vice President of Development for the National Basketball Association. From 1984 to 1990, Mr. Checketts was President of the Utah Jazz professional basketball team.

Neal Moszkowski, age 40, has been a member of our Board of Directors since December 1998. Since April 2005, Mr. Moszkowski has served as co-Chief Executive Officer of TowerBrook Capital Partners LP (‘‘TowerBrook’’), an international private equity investment firm formerly associated with the Soros private equity division of SFM, from which TowerBrook was spun off in April 2005. From 1998 to March 2005, Mr. Moszkowski served as co-head of the Soros private equity division of SFM. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co., where he served as a Vice President and Executive Director in the Principal Investment Area. Mr. Moszkowski currently serves as a director of Bluefly, Inc., an online discount apparel retailer, and WellCare Health Plans, Inc., a managed care services provider.

Board of Directors and Committees of the Board

The business of JetBlue is managed under the direction of our Board of Directors. It has responsibility for establishing broad corporate policies and for our overall performance. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of our business through regular reports and analyses and discussions with our Chief Executive Officer and other officers.

Independent Directors.    Each of our directors, other than Messrs. Neeleman and Barger, is an independent director within the meaning of the Marketplace Rules of the Nasdaq Stock Market, Inc. (‘‘Nasdaq’’). The Nasdaq definition of independent director includes a series of objective tests, such as the director is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to JetBlue and our management.

Board Structure and Meetings. Our Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management, which are presided over by our Lead Independent Director, who is currently Joel Peterson. The Board has delegated various responsibilities and authority to different committees of the Board, as described below in this section of this proxy statement. Our Board of Directors has an Audit Committee, Compensation Committee, Special Stock Option Committee and Corporate Governance and Nominating Committee. Committees regularly report on their activities and actions to the full Board of Directors. Members of the Board have access to all of our employees outside of Board meetings. The Board of Directors held a total of five meetings during 2005. All of the directors attended at least 75% of the total number of meetings of the Board and of each committee of which he or she was a member during fiscal 2005.

Director	Audit Committee	Compensation Committee	Special Stock Option Committee	Corporate Governance and Nominating Committee
David Barger
David Checketts
Joy Covey
Angela Gittens
Dr. Kim Clark
Michael Lazarus
Neal Moszkowski
David Neeleman
Joel Peterson
Ann Rhoades
Frank Sica

– Member	– Chair

Audit Committee.    The Audit Committee oversees on behalf of the Board of Directors (1) the integrity of our financial statements, (2) the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (3) compliance with ethics policies and legal and regulatory requirements, (4) the performance of our internal audit function, and (5) our financial reporting process and systems of internal accounting and financial controls. The Audit Committee operates under a written charter which was adopted by the Board of Directors, a copy of which is available on our website at http://investor.jetblue.com. The current members of the Audit Committee are Joy Covey (Chair), Neal Moszkowski and Angela Gittens, each of whom is an independent director within the meaning of the applicable rules and regulations of the SEC and Nasdaq. In addition, the Board of Directors has determined that Joy Covey, the chairman of the Audit Committee, is an ‘‘audit committee financial expert’’ as defined under applicable SEC rules. As stated above in this proxy statement, Ms. Covey has notified the Company that she will not stand for re-election to the Board of Directors at the annual meeting, but will continue to serve through the annual meeting, when her term will expire. The Board of Directors has appointed Neal Moszkowski, who previously served as Chairman of the Audit Committee, to resume that role effective immediately after the annual meeting. The Board of Directors has determined that Mr. Moszkowski is also qualified to serve as an audit committee financial expert. The Corporate Governance and Nominating Committee of the Board of Directors is currently conducting a search for candidates to serve as an independent director of the Company and fill the vacancy on the Audit Committee that will result from Ms. Covey’s departure. In the event that this new independent director has not been elected to the Board of Directors prior to the date of the annual meeting, the Board of Directors has appointed Kim Clark, who previously served as a member of the Audit Committee, to rejoin the Audit Committee on an interim basis immediately after the annual meeting until such time as the new independent director has been duly elected and qualified and appointed to the Audit Committee. The Audit Committee met twelve times during the fiscal year ended December 31, 2005.

Compensation Committee. The Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers. The Compensation Committee also reviews bonuses paid to employees who are not members of the Board or executive officers. In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers and employees, and administers our stock option plan, crewmember stock purchase plan, profit sharing and 401(k) retirement plan. The current members of the Compensation Committee are David Checketts (Chair), Michael Lazarus and Ann Rhoades, each of whom is an independent director within the meaning of applicable Nasdaq rules. The Compensation Committee met four times during the fiscal year ended December 31, 2005.

Special Stock Option Committee. The Special Stock Option Committee has separate, but concurrent, jurisdiction with the Compensation Committee to make discretionary stock option grants under our 2002 Stock Incentive Plan. The Special Stock Option Committee has full power and authority, subject to any limitations the Compensation Committee may impose from time to time, to make discretionary option grants under our 2002 Stock Incentive Plan to eligible individuals, other than officers and non-employee Board members that are subject to Section 16 of the Exchange Act, as it deems appropriate. The Special Stock Option Committee also has the power and authority to determine the number of shares of our common stock subject to each grant, the exercise or vesting schedule in effect for such grant and the maximum term for which each such option is to remain outstanding. David Neeleman is the sole member of the Special Stock Option Committee. The Special Stock Option Committee met four times during the fiscal year ended December 31, 2005.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for developing our corporate governance policies and procedures, and for recommending those policies and procedures to the Board for adoption. The committee also is responsible for making recommendations to the Board regarding the size, structure and functions of the Board and its committees. The committee identifies and recommends new director nominees in accordance with selection criteria established by the Board. The committee also is responsible for conducting the periodic evaluation of the performance of the Board, its committees and each director. The current members of the Corporate Governance and Nominating Committee are Kim Clark, Joel Peterson (Chair) and Frank Sica, each of whom is an independent director within the meaning of applicable Nasdaq rules. The Corporate Governance and Nominating Committee met two times during the fiscal year ended December 31, 2005. The charter of the Governance and Nominating Committee is available on our website at http://investor.jetblue.com.

In evaluating and determining whether to nominate a candidate for a position on our Board, the Committee will consider, among other criteria, integrity and values, relevant experience and commitment to enhancing stockholder value. Candidates may come to the attention of the Committee from current Board members, stockholders, officers or other recommendation. The Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with the provisions of our Amended and

Restated By-Laws. A stockholder who wishes to recommend a prospective nominee for our Board should notify the Company’s Corporate Secretary in writing at JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375. In order for potential stockholder nominees to be considered for election at our 2007 Annual Meeting of Stockholders, the Corporate Secretary should receive notice no later than December 22, 2006. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, qualifications for Board membership and the number of shares beneficially owned by the candidate. In addition, the notice must include the stockholder’s name, address and the number of shares beneficially owned by the stockholder, as well as the period of time such shares have been held.

Director Attendance at Annual Meetings. The Company has recently instituted a policy encouraging at least a majority of our directors to attend each annual meeting of the Company’s stockholders. Each of the following members of our Board of Directors who was a director at the time of the Company’s 2005 annual meeting of stockholders held on May 18, 2005 attended such annual meeting: Neal Moszkowski, David Neeleman and David Barger.

Compensation of Directors

Members of our Board of Directors do not receive cash compensation for their service on our Board of Directors or any committee of our Board, with the exception of Joy Covey, who receives a $10,000 fee each quarter for her service as a member of our Board of Directors and our Audit Committee. All directors are reimbursed for their out-of-pocket expenses. Also, members of our Board of Directors and their immediate families are entitled to travel without charge on our flights as is typical in the airline industry. The total value of such air travel in 2005 did not exceed $13,900 per director.

On April 11, 2002, the effective date of our initial public offering, each of our then serving non-employee Board members received an option to purchase 54,000 shares of our common stock pursuant to the automatic option grant program under our 2002 Stock Incentive Plan. The options have an exercise price per share of $8.00, which is equal to the price per share at which our common stock was sold to the public pursuant to the underwriting agreement entered into in connection with our initial public offering. Each of the options has a term of 10 years, subject to earlier termination following the director’s cessation of Board service. The options are immediately exercisable for all of the option shares; however, we may repurchase, at the lower of the exercise price paid per share or the fair market value of the shares at the time of repurchase, any shares purchased under the options that are not vested at the time of the director’s cessation of Board service. The option shares vest in a series of four successive annual installments upon the director’s completion of each year of Board service over the four-year period measured from the grant date. Any vested, but unexercised option will be exercisable for a period of twelve months following the cessation of the director’s Board service. However, the shares subject to each automatic option grant will immediately vest in full upon certain changes in control or ownership or upon the director’s death or disability while a Board member.

Each new non-employee director who has not been in our prior employ will also receive an initial option to purchase 54,000 shares of our common stock on the date such individual joins the Board, pursuant to the automatic option grant program under our 2002 Stock Incentive Plan. These options will have an exercise price equal to the average market price per share of our common stock on the grant date and will otherwise be subject to the same terms as described in the preceding paragraph. In addition, on the date of each annual meeting of our stockholders, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 13,500 shares of our common stock, provided such individual has served on our Board for at least six months. The shares subject to each annual 13,500 share automatic option grant will have an exercise price equal to the average market price per share of our common stock on the grant date and will vest upon the director’s completion of one year of Board service measured from the grant date.

Other than Joy Covey, who is not standing for re-election at the annual meeting, Angela Gittens is the only director to have joined our Board of Directors after the date of our initial public offering.

She joined our Board of Directors on September 30, 2005. On that date, she was granted the automatic option described above to purchase 54,000 shares of our common stock. All of these options vest in a series of four successive annual installments and have an exercise price of $11.73, which was equal to the average market price per share of our common stock on the date of grant.

REPORT OF THE COMPENSATION
COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2005.

The Compensation Committee reviews and establishes, subject to approval of the Board of Directors, the compensation arrangements for the Chief Executive Officer and the other executive officers of the Company, including salaries, bonuses and grants of awards and administration of the Company’s stock incentive plans. The Compensation Committee is currently composed of three directors of the Company who are independent within the meaning of the Marketplace Rules of the Nasdaq Stock Market, Inc.

Compensation Philosophy

The Company’s executive compensation program is designed to attract, retain, motivate and reward effective executive officers and to link executive compensation with the attainment of financial, operational and strategic objectives.

The Company’s compensation program generally provides incentives to achieve annual and long-term objectives. The principal components of the compensation program are base salary, annual incentive bonuses and long-term incentive awards in the form of stock options, stock appreciation rights and/or grants of restricted common stock. These elements may be blended in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of the Company’s executive officers and other higher level personnel with those of the Company’s stockholders.

Compensation Components

Base Salary. Base salary levels for the Chief Executive Officer and the other executive officers of the Company are derived from market comparisons with similarly-sized airlines, including those with which the Company competes for executive talent. Based on information currently available to the Compensation Committee, including publicly available compensation information relating to direct competitors of the Company, the Compensation Committee believes that base salary levels for its executive officers, including the Chief Executive Officer, are, on average, significantly below the median of base salary levels for executive officers of similar companies. In determining executive officers’ salaries, the Compensation Committee also considers individual experience and prior service to the Company, level of responsibility and overall job performance. The Compensation Committee does not assign weights to these factors nor necessarily consider any one more important than the others. The Compensation Committee reviews the performance of the Chief Executive Officer and, in determining his level of compensation for fiscal 2005, in addition to consideration of industry comparisons and individual performance, has taken particular note of the Company’s performance in fiscal 2005 in the following key areas: People (encompassing employee recruitment, development and leadership); Performance (as defined by standard Department of Transportation metrics); Prosperity (including operating margin, cost control and productivity); and the Company’s overall growth.

The Compensation Committee and each of Messrs. Neeleman, Barger and Owen believe that, as founders of the Company and holders of a significant amount of the Company’s common stock, each of them has sufficient incentive to promote the Company’s growth and the achievement of its strategic goals and, therefore, it was not necessary for such officers to receive additional remuneration through an increase in base salary in fiscal 2005.

Annual Incentive Bonuses. Annual incentive bonuses reward executive officers for accomplishing annual performance objectives set by the Compensation Committee during the preceding fiscal year.

Performance objectives are based upon historic patterns of Company performance and strategic objectives, and include the People, Performance and Prosperity criteria listed above. The target incentive bonus payment is 50% of base salary for Messrs. Neeleman, Barger and Owen, and 40% of base salary for Messrs. Spain, Claydon and Anderson. The Compensation Committee approved bonus payments to Messrs. Neeleman, Barger and Owen for fiscal 2005 in accordance with each of these executives’ employment agreements with the Company. However, each of Messrs. Neeleman, Barger and Owen voluntarily waived his contractual right to receive such a minimum guaranteed bonus payment based on these officers’ determination that the Company did not achieve most of its financial objectives in fiscal 2005 and ended the year with a net loss.

Other Annual Compensation. Due to the challenging competitive environment of the airline industry and record high fuel prices in fiscal 2005 and, as a result, the Company’s reporting of a pre-tax loss, the Company did not provide any profit sharing compensation to any employees under the Company’s Profit Sharing Retirement Plan in fiscal 2005.

Long-Term Incentive Awards. To promote the Company’s long-term objectives, stock awards are made to executive officers and other employees who are in a position to make a significant contribution to the Company’s long-term success. Stock awards are currently made pursuant to the Company’s 2002 Stock Incentive Plan in the form of stock options.

Since stock awards may vest and grow in value over time, this component of the Company’s compensation plan is designed to reward performance over a sustained period. The Company intends that these awards will strengthen the focus of its executives and other key employees on managing the Company from the perspective of a person with an equity stake in the Company. The Compensation Committee and Mr. Neeleman believe that, as a founder of the Company with a significant equity interest in the Company, Mr. Neeleman currently has sufficient incentive to promote the long-term growth of the Company and, therefore, he has, to date, not received any awards under the Company’s stock incentive plans.

Stock awards are granted annually and upon hire or promotion. The recipients of such awards and the amounts of such awards are based on the recipient’s title within the Company according to a fixed schedule. In fiscal 2005, the Company awarded to executive officers of the Company, other than Mr. Neeleman, options to purchase a total of 132,750 shares of common stock under the Company’s 2002 Stock Incentive Plan.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), imposes limitations on the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company’s stockholders). Based on the Company’s current compensation plans and policies and proposed regulations interpreting the Code, the Company and the Compensation Committee believe that, for the near future, there is not a significant risk that the Company will lose any tax deduction for executive compensation. The Company’s compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Compensation Committee determine that such an action is in the best interests of the Company.

Compensation Committee of JetBlue

David Checketts (Chair)
Michael Lazarus
Ann Rhoades

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

The following table discloses compensation received by our Chief Executive Officer and each of our five other most highly compensated executive officers who served in such capacities as of December 31, 2005 (the ‘‘Named Executive Officers’’) for services rendered during the fiscal years ending December 31, 2005, 2004 and 2003. Although SEC rules only require compensation disclosure for the Chief Executive Officer and each of the other four most highly compensated executive officers, two of our most highly compensated executive officers, Messrs. Anderson and Claydon, were paid the same amount of compensation during fiscal 2005 and, therefore, we have included compensation disclosure with respect to both of these executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation($)		Securities Underlying Options/SARS(#)(1)	All Other Compensation($)(2)
David Neeleman	2005	200,000	—	(3)	—		—	6,481
Chief Executive Officer	2004	200,000	70,000		—		—	16,971
	2003	200,000	95,000		—		—	40,236

David Barger	2005	200,000	—	(3)	—		27,000	6,481
President and Chief	2004	200,000	70,000		—		162,000	16,971
Operating Officer	2003	200,000	95,000		—		—	40,236

John Owen	2005	200,000	—	(3)	—		27,000	6,481
Executive Vice President	2004	200,000	70,000		—		27,000	16,971
and Chief Financial Officer	2003	200,000	95,000		—		—	40,351

Alfred Spain	2005	225,000	45,000		64,810	(4)	13,500	7,088
Senior Vice President,	2004	223,751	63,000		60,698	(4)	13,500	17,900
Flight Operations	2003	218,959	83,600		69,769	(4)	33,750	40,907

Thomas Anderson	2005	211,876	43,000		—		13,500	6,559
Senior Vice President,	2004	197,917	56,000		—		13,500	16,811
Supply Chain and LiveTV	2003	177,314	72,200		—		33,750	27,537

Tim Claydon	2005	211,876	43,000		—		13,500	6,509
Senior Vice President	2004	197,917	56,000		—		13,500	16,811
Sales and Marketing	2003	159,563	72,200		—		33,750	29,950

(1)	Represents awards of options to purchase shares of common stock under our 2002 Stock Incentive Plan. Subject to the executive officers’ continued employment, these options vest in a series of three or five successive equal annual installments measured from the grant date, subject to immediate vesting upon certain changes in control.

(2)	Consists of amounts contributed by us to the JetBlue Airways Profit Sharing Retirement Plan for profit sharing and 401(k) matching contributions in which all of our employees are eligible to participate as well as life insurance premiums. There were no profit sharing contributions in 2005 for any of the Named Executive Officers or any of our other employees. Profit sharing contributions for the Named Executive Officers in 2004 were $10,910 for Mr. Spain, $10,644 for each of Messrs. Neeleman, Owen and Barger, and $10,533 for each of Messrs. Anderson and Claydon. Profit sharing contributions for 2003 for each Named Executive Officer were $34,056, except for Mr. Claydon who received $24,160, and Mr. Anderson who received $21,403. The

401(k) matching contribution for each Named Executive Officer was $6,300 in 2005, $6,150 in 2004 and $6,000 in 2003, except for Mr. Claydon who received $5,711 in 2003.

(3)	Although in fiscal 2005 Messrs. Neeleman, Barger and Owen were entitled to receive a bonus under their respective employment agreements with the Company, each of these executive officers voluntarily waived his bonus.

(4)	Represents reimbursement of certain living expenses.

Option Grants in 2005

The following table sets forth certain information, as of December 31, 2005, concerning individual grants of stock options made during the fiscal year ended December 31, 2005 to the Named Executive Officers.

Option Grants in Fiscal 2005

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(%)(2)	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(3)
David Neeleman	—	—	—	—	—
David Barger	27,000	0.4	14.75	5/18/2015	108,135
John Owen	27,000	0.4	14.75	5/18/2015	108,135
Alfred Spain	13,500	0.2	14.75	5/18/2015	54,068
Thomas Anderson	13,500	0.2	14.75	5/18/2015	54,068
Tim Claydon	13,500	0.2	14.75	5/18/2015	54,068

(1)	Granted under our 2002 Stock Incentive Plan on May 18, 2005. Subject to the executive officers’ continued employment, these options vest in a series of three equal annual installments commencing on the first anniversary of the grant date, subject to immediate vesting upon certain changes in control.

(2)	Based upon our grant of options to purchase a total of 6,600,006 shares of our common stock to employees during fiscal 2005.

(3)	In accordance with SEC rules, the estimated present value at grant date of these options has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 2.5 years, a risk-free interest rate of 3.67%, volatility of 38.0%, and a dividend yield of zero. The assumptions were calculated consistent with the requirements of Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

Aggregate Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table provides information with respect to option exercises during fiscal 2005 and the number of unexercised options held by the Named Executive Officers as of December 31, 2005. The value of unexercised in-the-money options is calculated based on the closing sale price of our common stock of $15.38 per share on December 31, 2005, as reported on Nasdaq, less the per share exercise price multiplied by the number of shares issuable upon exercise of the options.

			Number of Securities Underlying Unexercised Options at December 31, 2005(#)		Value of Unexercised In-the-Money Options at December 31, 2005($)
Name	Shares Acquired on Exercise(#)	Value Realized Upon Exercise	Exercisable(1)	Unexercisable	Exercisable	Unexercisable
David Neeleman	—	—	—	—	—	—
David Barger	—	—	392,457	117,000	4,762,576	—
John Owen	—	—	329,457	45,000	4,762,576	—
Alfred Spain	—	—	23,570	42,751	63,387	—
Thomas Anderson	19,500	265,654	32,945	42,751	204,512	—
Tim Claydon	22,478	244,735	41,591	42,751	328,147	—

(1)	Certain unexercised options are exercisable immediately, but the shares underlying such options are subject to our right of repurchase, which right lapses in a series of successive equal annual installments measured from the applicable grant date. The number of shares subject to such repurchase right as of December 31, 2005 is as follows: 6,683 shares for each of Messrs. Barger and Owen, 2,228 shares for each of Messrs. Anderson and Spain, and 22,478 shares for Mr. Claydon.

Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

In November 1998, we entered into an employment agreement with David Neeleman, our Chief Executive Officer and Chairman of our Board of Directors. On July 21, 2004, we entered into an amendment to our employment agreement with Mr. Neeleman extending the term of his employment though August 2009. The employment agreement, as amended, terminates on the earlier of August 25, 2009 or upon the triggering of the termination provisions in the agreement; provided, however, that unless we otherwise notify Mr. Neeleman, the term of the employment agreement is automatically extended by successive one-year terms. Under the agreement, Mr. Neeleman is entitled to an annual salary of $200,000, subject to periodic review by our Board of Directors. In addition, Mr. Neeleman is entitled to an annual minimum guaranteed bonus of $75,000, subject to increase based on the achievement of performance-based milestones; however, Mr. Neeleman voluntarily agreed to waive this guaranteed bonus in 2005. If Mr. Neeleman is terminated without cause, then he will be entitled to his then existing base salary and bonus for the entire period remaining on the term of his employment agreement. We also sold and issued to Mr. Neeleman an aggregate of 8,961,637 shares of our common stock at a purchase price of $0.0257 per share under Restricted Stock Purchase Agreements in September and November 1998. Mr. Neeleman also entered into a Non-Competition and Non-Solicitation Agreement that, like his employment agreement, precludes him from (i) soliciting any employee to leave our employ or (ii) owning, managing, controlling or engaging in any business competitive with any business we are conducting or propose to conduct for as long as his restricted shares continue to vest, and for a one-year period following the accelerated vesting of such restricted shares, in accordance with the Restricted Stock Purchase Agreements. All such restricted shares have vested in full.

In October 1998, we entered into an employment agreement with David Barger, our President, Chief Operating Officer and a member of our Board of Directors. On July 21, 2004, we entered into an amendment to our employment agreement with Mr. Barger extending the term of his employment though August 2008. The employment agreement, as amended, terminates on the earlier of August 25, 2008 or upon the triggering of the termination provisions in the agreement; provided, however, that unless we otherwise notify Mr. Barger, the term of the employment agreement is automatically extended by successive one-year terms. Under the agreement, Mr. Barger is entitled to an annual salary of $200,000, subject to periodic review by our Board of Directors. Mr. Barger also received an initial signing bonus of $65,000 in 1998. In addition, Mr. Barger is entitled to an annual minimum guaranteed bonus of $75,000, subject to increase based on the achievement of performance-based milestones; however, Mr. Barger voluntarily agreed to waive this guaranteed bonus in 2005. If Mr. Barger is terminated without cause, then he will be entitled to his then existing base salary and bonus for the entire period remaining on the term of his employment agreement. Mr. Barger is subject to (i) a confidentiality covenant of unlimited duration, (ii) a covenant not to solicit any employee to leave our employ during the term of the agreement and for one year thereafter, and (iii) a covenant not to compete with us during the term of the agreement. We sold and issued to Mr. Barger 1,349,662 shares of our common stock at a purchase price of $0.0257 per share under a Restricted Stock Purchase Agreement in September 1998. All such restricted shares have vested in full. In September 2004, in connection with the extension of Mr. Barger’s employment agreement, we issued to Mr. Barger 135,000 stock options, 27,000 of which vested upon issuance, with the remaining options vesting in equal installments through 2008. Such options were issued in accordance with the terms and conditions of our 2002 Stock Incentive Plan.

In November 1998, we entered into an employment agreement with John Owen, our Executive Vice President and Chief Financial Officer. The employment agreement has an initial term of five years, unless terminated earlier upon the triggering of the termination provisions in the agreement; provided, however, that each December 1, beginning on December 1, 1999, the term of the agreement will be extended automatically by an additional year, unless either we or Mr. Owen provides written notice prior to December 1st of any particular year electing out of the automatic extension. Under the agreement, Mr. Owen is entitled to an annual salary of $200,000, subject to periodic review by our Board of Directors. Mr. Owen also received a signing bonus of $65,000. In addition, Mr. Owen is entitled to an annual minimum guaranteed bonus of $75,000, subject to increase based on the achievement of certain performance based milestones; however, Mr. Owen voluntarily agreed to waive this guaranteed bonus in 2005. If Mr. Owen is terminated without cause, then he will be entitled to his then existing base salary and bonus for the entire period remaining on the term of his employment agreement. Mr. Owen is subject to (i) a confidentiality covenant of unlimited duration, (ii) a covenant not to solicit any employee to leave our employ during the term of the agreement and for one year thereafter, and (iii) a covenant not to compete with us during the term of the agreement. We also sold and issued to Mr. Owen 1,349,662 shares of our common stock at a purchase price of $0.0257 per share under a Restricted Stock Purchase Agreement in November 1998. All such restricted shares have vested in full.

We have not entered into employment agreements with Tom Anderson, our Senior Vice President, Supply Chain and LiveTV, Tim Claydon, our Senior Vice President, Sales and Marketing, or Alfred Spain, our Senior Vice President, Flight Operations.

Certain Relationships and Related Party Transactions

On November 29, 2005, Neal Mozskowski, a member of our Board of Directors, purchased on the open market $300,000 in principal amount of the $47,315,000 aggregate principal amount of Special Purpose Airport Facilities Revenue Bonds (JetBlue Airways Corporation Project) issued by the Greater Orlando Aviation Authority in connection with the construction of our training facility and aircraft maintenance hangar facility in Orlando, Florida.

We did not engage in any related party transactions during fiscal 2005. Any transactions between us and our officers, directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, directors or five percent stockholders are affiliated, will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee of the JetBlue Board of Directors is comprised of three non-employee directors, each of whom is independent within the meaning of the applicable rules and regulations of the SEC and Nasdaq. The Audit Committee oversees on behalf of the Board of Directors the Company’s accounting, auditing and financial reporting processes. The Committee has the resources and authority it deems appropriate to discharge its responsibilities.

Management has the primary responsibility for the Company’s financial statements and financial reporting process, including establishing, maintaining and evaluating disclosure controls and procedures; and establishing, maintaining and evaluating internal control over financial reporting and evaluating any changes in controls and procedures. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to their audit; as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. In fulfilling its responsibilities, the Audit Committee held meetings throughout 2005 with Ernst &Young in private without members of management present.

In this context, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and its independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. During 2005, management completed the documentation, testing and evaluation of JetBlue’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 (‘‘SOX’’) and related regulations. The Audit Committee was kept apprised of the progress and the results of the evaluation and provided oversight and advice to management during the process. Management also implemented a quarterly SOX Section 302 sub-certification process to evaluate JetBlue’s system of internal control throughout the year.

The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements; and PCAOB Auditing Standards No. 2, ‘‘An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.’’ Ernst & Young also provided to the Audit Committee the written disclosures and letter regarding their independence required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee also discussed with Ernst & Young their independence from JetBlue and its management, and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

JetBlue also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited financial statements be included in JetBlue's Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC. In addition, the Audit Committee and the Board have also recommended, subject to stockholder approval, the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board of Directors amendments to the charter to the extent it deems necessary to react to changing conditions and circumstances.

Audit Committee of JetBlue

Joy Covey, Chair
Neal Moszkowski
Angela Gittens

ITEM 2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2006. Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions from stockholders and make a statement if desired.

Our Board of Directors recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Registered Public Accounting Firm

Services provided to the Company by Ernst & Young LLP in fiscal 2005 and 2004 are described below. Additional information regarding the Audit Committee is provided in the Audit Committee Report and elsewhere in this proxy statement.

Audit Fees. Fees for audit services totaled $1,211,800 in 2005 and $1,209,500 in 2004, including fees associated with the annual audit, the audit of management’s assessment of our internal control over financial reporting and Ernst & Young LLP’s audit of our internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, and for audit-related work in connection with our public offerings of equity and debt securities.

Audit-Related Fees. Fees for audit-related services totaled $137,600 in 2005 and $118,300 in 2004. Audit-related services principally include fees for separate audits for regulatory purposes and accounting consultations.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled $34,400 in 2005 and $79,300 in 2004.

All Other Fees. The Company did not incur any other fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by our independent registered public accounting firm. This policy provides for pre-approval by the Audit Committee of all audit and permissible non-audit services before the firm is engaged to perform such services. The Audit Committee is authorized from time to time to delegate to one of its members the authority to grant pre-approval of permitted non-audit services, provided that all decisions by that member to pre-approve any such services shall be subsequently reported, for informational purposes only, to the full Audit Committee.

STOCK PRICE PERFORMANCE

The following line graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and the AMEX Airline Index for the period beginning on April 11, 2002, the date of our initial public offering, and ending on December 31, 2005. The comparison assumes the investment of $100 in our common stock and each of the foregoing indices and reinvestment of all dividends.

	4/11/02	12/31/02	12/31/03	12/31/04	12/31/05
JetBlue Airways Corporation	100	$150.50	$221.00	$193.50	$192.25
S&P 500 Stock Index	100	79.72	100.75	109.81	113.10
AMEX Airline Index(1)	100	38.93	68.60	60.83	54.63

(1)	As of December 31, 2005, the AMEX Airline Index consisted of AirTran Holdings Inc., Alaska Air Group Inc., AMR Corporation, Continental Airlines Inc., ExpressJet Holdings Inc., Frontier Airlines Holdings Inc., JetBlue Airways Corporation, Mesa Air Group Inc., SkyWest Inc., and Southwest Airlines Co.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the election of four directors and the ratification of the appointment of the Company’s independent registered public accounting firm, as referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

‘‘Householding’’ of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to Investor Relations, JetBlue Airways Corporation, 19 Old Kings Highway South, Darien, CT 06820 or by calling us at (203) 656-7651. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary at our principal executive offices (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 150 days prior to the annual meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

List of Stockholders. The names of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 118-29 Queens Boulevard, Forest Hills, New York 11375, by contacting our General Counsel, James Hnat.

Limited Voting by Foreign Owners. To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our certificate of incorporation and bylaws restrict foreign ownership of shares of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens. Our bylaws provide that no shares of our common stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Any holder of JetBlue common stock who is not a United States citizen and has not registered its shares on the foreign stock record maintained by us will not be permitted to vote its shares at the annual meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone or electronically, the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on our foreign stock record. As of the March 31, 2006 record date for the annual meeting, shares representing less than 25% of our total outstanding voting stock are registered on the foreign stock record.

Under Section 40102(a)(15) of the Federal Aviation Act, the term ‘‘citizen of the United States’’ is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the Board of Directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

Stockholder Proposals for the 2007 Annual Meeting. In order for a stockholder proposal to be considered for inclusion in the proxy materials for our annual meeting of stockholders in 2007, stockholder proposals must be received by our Corporate Secretary no later than December 22, 2006. Proposals should be sent to the Corporate Secretary, JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375.

Communication with the Board. Stockholders may communicate with our Board of Directors by sending a letter to the JetBlue Board of Directors, c/o Corporate Secretary, JetBlue Airways Corporation 118-29 Queens Boulevard, Forest Hills, New York 11375. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to such inappropriate communication. If deemed appropriate, the Corporate Secretary will submit your correspondence to the Chairman of the Board or as directed by such correspondence.

Extent of Incorporation by Reference of Materials. The Compensation Committee Report on Executive Compensation, the Audit Committee Report and the stock price performance graph included in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate such reports or performance graph by reference therein.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by our Board of Directors. The cost of soliciting proxies in the enclosed form will be borne by us. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

Annual Report. A copy of our 2005 Annual Report accompanies this proxy statement. Additional copies may be obtained from our General Counsel, JetBlue Airways Corporation, 118-29 Queens Boulevard, Forest Hills, New York 11375.

By Order of the Board of Directors,
Thomas E. Kelly Executive Vice President and Secretary

April 21, 2006
Forest Hills, New York

Vote by Telephone
It's fast, convenient and immediate.
Call toll-free on a Touch-Tone Phone
1 877-PRX-VOTE (1 877-779-8683)

Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.
2. Call the toll-free number
1-877- PRX-VOTE (1 877-779-8683).
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the recorded instructions.

Your vote is important!
Call 1 877-PRX-VOTE anytime; please note that the deadline for voting by telephone or electronically through the Internet is 11:59 p.m., EDT, on May 17, 2006

Vote by Internet
It's fast, convenient and your vote is immediately confirmed and posted.

Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.
2. Go to the Website http://www.eproxyvote.com/jblu
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/jblu anytime; please note that the deadline for voting by telephone or electronically through the Internet is 11:59 p.m., EDT, on May 17, 2006.

Do not return your Proxy Card if you are
voting by Telephone or Internet.

DETACH HERE
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Please mark votes as in this example.

1.	To elect four Class I Directors for terms expiring in 2009.

Nominees:	(1) Dr. Kim Clark; (2) Joel Peterson; (3) Ann Rhoades; (4) Angela Gittens	For all Nominees	Withheld from all Nominees	________________________________ For all Nominees except as noted above

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

Mark here if you plan to attend the annual meeting

Certification:
Pursuant to federal law and JetBlue's certificate of incorporation and bylaws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Record of the Corporation.

Please sign your name(s) exactly as it appears hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature	Date	Signature	Date

ADMISSION TICKET
(non transferable)

2006 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 18, 2006
10:00 a.m. EDT
Registration begins at 9:00 a.m. EDT
JetBlue Corporate Headquarters
118-29 Queens Boulevard
Forest Hills, New York

If you plan to attend the Annual Meeting, please present this admission ticket along with a government-issued photo identification to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and one (1) guest and is not transferable.

DETACH HERE
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PROXY
JetBlue Airways Corporation
May 18, 2006

The undersigned hereby appoints David Neeleman and John Owen, together and separate, as proxies, each with power of substitution, to vote and act at the Annual Meeting of Stockholders to be held at JetBlue Corporate Headquarters, 118-29 Queens Boulevard, Forest Hills, New York at 10:00 a.m. on May 18, 2006, and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the company as to which the undersigned may be entitled to vote or act in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. The undersigned instructs such proxies, or their substitutes, to vote in such a manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director, and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE